Exhibit 10(h)

Cooperation Agreement between Yellowstone Corporate Services, Inc. and Jupiter Capital Korea Co. Ltd. dated August 30, 2002 with regard to CEST Co., Ltd


                      COOPERATION AGREEEMENT

This agreement ("Agreement") is made effective by and between Yellowstone Corporate Services Inc. (hereinafter referred to as "YCSI") whose correspondence business address is 21/F Centre Point, 181-183 Gloucester Road, Wan Chai, Hong Kong and the undersigned (the "COOPERATION PARTNER"):

COOPERATION PARTNER:       Jupiter Capital Korea Co. Ltd.
                           Suite 315, Life Officetel B/D
                           61-3 Youido-Dong, Youngdeungpo-Gu
                           Seoul, 150-731, Korea

WHEREAS, COOPERATION PARTNER has established contacts with the following Company (hereinafter referred to as the "Client"):

        CEST Co., Ltd.
        1500-8, Seocho 3-dong, Seocho-gu
        Seoul, 137-073, Korea

WHEREAS, Client wishes to become a quoted company, either directly or indirectly, on the Over-The-Counter Bulletin Board ("OTCBB") administered by the National Association of Securities Dealers ("NASD") in the United States of America through corporate restructuring, a Direct Public Offering in the State of Nevada and fulfillment of all necessary and applicable legal and regulatory requirements under the United States Securities Act of 1933, as amended and the United States Securities Exchange Act of 1934, as amended (the "OTCBB Quotation Exercise").

WHEREAS, Client wishes to retain YCSI & COOPERATION PARTNER jointly and collectively as an Independent Project Manager, and YCSI & COOPERATION PARTNER wish to be retained in such capacity and perform certain services for Client in connection with the OTCBB Quotation Exercise.

THEREFORE, both parties hereto agree as follows:

1. Appointment: YCSI & COOPERATION PARTNER agree to accept appointment on a jointly and collectively basis as an Independent Project Manager for the OTCBB Quotation Exercise in accordance with the terms and conditions as agreed by YCSI, COOPERATION PARTNER and Client.

2. Duties of COOPERATION PARTNER & YCSI: COOPERATION PARTNER & YCSI will have the following duties:

  a)   Duties of Cooperation Partner

      i. Prepare a business plan or amend an existing one in accordance with YCSI's guidelines and standard;
      ii. Fulfill the responsibilities as stipulated in paragraph 3 of this Agreement; and
      iii. Ensure YCSI and Client receive timely information on matters affecting the OTCBB Quotation Exercise.

  b)   Duties of YCSI

      i. Introduce and assist Client to secure services from United States ("US") based corporate securities advisors ("Advisors") and work with Advisors to carry out the following phases of the OTCBB Quotation Exercise:-

         1. Corporate restructuring and creation/acquisition of an appropriate legal entity whose securities are to be quoted on the OTCBB ("Listing Vehicle");
         2. Cause the preparation and filing of all documents with US State securities regulatory authorities when applicable and with the US Securities Exchange Commission ("US SEC");
         3. Assist Client to make arrangements to build up a shareholder base for the Listing Vehicle; and
         4. Assist Client to locate and negotiate a contract with a licensed level three market maker ("Market Maker") who will file Client's Form 211 with the NASD for the quotation of Listing Vehicle's securities on the OTCBB.

       ii. Introduce and assist Client to secure qualified Accountants ("Accountants") to carry out the required audit of Client's financial statements prepared in accordance with US Generally Accepted Accounting Principles ("US GAAP");
       iii. Introduce and assist Client to secure qualified securities lawyers ("Lawyers"), if necessary, to represent Client during the OTCBB Quotation Exercise; and
       iv. Acts as the coordinator amongst the Advisors, Accountants, Lawyers, Market Maker and Client, and monitors the progress of the OTCBB Quotation Exercise.

3. Provision of Information: COOPERATION PARTNER shall cause Client to provide YCSI & COOPERATION PARTNER within an indicated time frame with any information and documents as may be requested by YCSI & COOPERATION PARTNER, Advisors, Accountants, Lawyers and Market Maker in connection with the OTCBB Quotation Exercise.
  Client shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by any of these parties on behalf of Client. YCSI & COOPERATION PARTNER shall not be held liable to any of Client's damages resulting from Client's repeated failure to provide information requested by YCSI & COOPERATION PARTNER within the indicated time frame.

4. Compensation: COOPERATION PARTNER shall cause Client to pay YCSI's & COOPERATION PARTNER's compensation as set out in this paragraph which includes costs incurred for the services of Advisors, Lawyers and Market Maker in connection with the OTCBB Quotation Exercise but exclude Client's engagement for the services of Accountants. Client shall provide cash of US$200,000 (United States Dollars two hundred thousand only) to YCSI & COOPERATION PARTNER for the services provided as stipulated in paragraph 2 of this Agreement. The Compensation shall consist of and be paid to YCSI & COOPERATION PARTNER as follows:

      Cash payment 1:   Client  disburses  and YCSI  &  COOPERATION
                         PARTNER collect cash payment of a non-refundable retainer of US$30,000 within three business days upon the execution of this Agreement. YCSI shall be entitled to receive US$15,000 of cash payment 1 and COOPERATION PARTNER is entitled to receive US$15,000 of cash payment 1.

      Cash payment 2:   After  two  months,  Client  disburses  and
                         YCSI  &  COOPERATION PARTNER collect  cash
                         payment  of  an additional US$40,000  upon
                         engagement   of   Advisors   by   YCSI   &
                         COOPERATION PARTNER on behalf of Client for services in connection with its OTCBB Quotation Exercise. YCSI shall be entitled to receive US$15,000 of cash payment 2 and COOPERATION PARTNER is entitled to receive US$25,000 of cash payment 2.

      Cash payment 3:   After  four  months, Client  disburses  and
                         YCSI  &  COOPERATION PARTNER collect  cash
                         payment  of  an additional US$50,000  upon
                         engagement   of   Advisors   by   YCSI   &
                         COOPERATION PARTNER on behalf of Client for services in connection with its OTCBB Quotation Exercise. YCSI shall be entitled to receive US$15,000 of cash payment 2 and COOPERATION PARTNER is entitled to receive US$35,000 of cash payment 2.

      Cash payment 4:   Client  disburses  and YCSI  &  COOPERATION
                         PARTNER   collect  cash  payment   of   an
                         additional US$80,000 within three business days upon notification by the NASD of the Listing Vehicle's clearance for quotation on the OTCBB. YCSI shall be entitled to receive US$45,000 of cash payment 3 and COOPERATION PARTNER is entitled to receive US$35,000 of cash payment 3.

5.    Appointment  of  Advisors, Accountants,  Lawyers  and  Market
  Maker:   YCSI shall engage and pay for the services of  Advisors,
  Lawyers and Market Maker for Client's OTCBB Quotation Exercise. COOPERATION PARTNER and Client shall not bear any costs for the services of Advisors, Lawyers and Market Maker. Under all circumstances, Client shall enter into direct agreement with Accountants to contract and pay for their services to be rendered in connection with Client's OTCBB Quotation Exercise.

6. Other Expenses: Client shall be responsible to pay any direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses. YCSI & COOPERATION PARTNER will assist Client to make arrangements to make payments on these items when applicable.

7. Certain Circumstances: YCSI & COOPERATION PARTNER assume no responsibility for the performance of Advisors, Accountants, Lawyers and Market Maker, and any occurrences beyond its control, including but not limited to Federal and State filing backlogs or agency computer breakdowns, which may result in processing delays. YCSI & COOPERATION PARTNER will use its best efforts to perform its duties as fully delineated in paragraph 2 of this Agreement but cannot guarantee that any registration of Listing Vehicle's stock will be granted by the US Federal and if applicable State securities regulatory authorities. In no event will YCSI &
  COOPERATION   PARTNER   be   liable   for   actual,   incidental,
  consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of YCSI & COOPERATION PARTNER.

8. Independent Contractor Status: YCSI & COOPERATION PARTNER shall perform its services under this contract as an independent contractor and not as an employee of Client or an affiliate thereof.

9. Amendment and Modification: Subject to applicable laws, this Agreement may be amended, modified or supplemented only by a written agreement signed by both YCSI and COOPERATION PARTNER. No oral modifications to this Agreement may be made.

10.    Entire  Agreement:   This  Agreement  contains  the   entire
  understanding between the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by YCSI & COOPERATION PARTNER to insist on strict performance of any term or condition contained in this Agreement shall not be construed by either party
  as   a   waiver,  at  any  time,  of  any  rights,  remedies   or
  indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

11. Agreement Binding: This Agreement shall be binding upon the heirs, executors, administrators, and successors and permitted assigns of the parties hereto. YCSI and COOPERATION PARTNER shall not assign theirs rights or delegate their duties under any term or condition set forth in this Agreement without the prior written consent of the other party to this Agreement.

12. Attorney's Fees: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

13. Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid
  or   unenforceable  provision  or  by  its  severance   herefrom.
  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

14.   Business contacts introduced by YCSI to COOPERATION  PARTNER:
  During  the  course  of the OTCBB Quotation Exercise,  YCSI  will
  introduce  directly  or  indirectly  its  business  contacts   to
  COOPERATION PARTNER including but not limited to Advisors, Accountants, Lawyers and Market Maker (collectively "Business Contacts"). Client shall not, for a period of three years from the effective date of this Agreement, solicit business from or shall have it or any of its affiliates transact any business with Business Contacts without prior written consents from YCSI. COOPERATION PARTNER shall report to YCSI any contact initiated by Business Contacts with COOPERATION PARTNER. Nothing herein shall be construed as prohibiting YCSI from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from COOPERATION PARTNER.

15. Governing Law: This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in
  accordance with the laws of                    . The parties agree
  that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of
  competent jurisdiction within             .

16. No Legal Advice: Client further agrees and understands that YCSI and COOPERATION PARTNER will not render any legal advice to Client during the course of the OTCBB Quotation Exercise.

17.     Termination  of  this  Agreement:   This  Agreement   shall
  terminate automatically on the next business day upon shares in Listing Vehicle are first quoted on the OTCBB. Early termination of this Agreement can only be effected upon signing of a Termination Agreement by YCSI and COOPERATION PARTNER.

18. Reporting Responsibilities Under The Securities Exchange Act 1934 (As Amended): Client acknowledges by the acceptance of this Agreement that all periodic or special reports required under The Securities Exchange Act of 1934 (As Amended) after Listing Vehicle becomes a US SEC Reporting Company are the responsibility of the Client unless otherwise agreed to in writing by YCSI & COOPERATION PARTNER.


Agreed to and accepted for Yellowstone Corporate Services Inc.:

   Date:                  August 30, 2002

   Signature:         /s/ King K. Yu
                    ------------------
   Printed Name:  King K. Yu

   Title:                  President


Agreed to and accepted for Jupiter Capital Korea Co., Ltd.:

   Date:                  August 30, 2002

   Signature:         /s/ Chang-Suk Kim
                    ----------------------
   Printed Name:  Chang-Suk Kim

   Title:                  CEO